EXHIBIT 10.36
                                                                   -------------

                     Amendment No. 1 to Employment Agreement

This Amendment No. 1 to the Employment Agreement dated September 23, 2004 (the "Amendment") is made by and between Trey Resources, Inc., f/k/a iVoice Acquisition 1, Inc., a Delaware corporation (hereinafter referred to as the "Company"), having an office at 750 Highway 34, Matawan, New Jersey 07747 and Jerome Mahoney, with an office at 750 Route 34, Matawan, NJ 07747. (the "Executive").

                              W I T N E S S E T H :

         WHEREAS, the Company and the Executive entered into an employment agreement dated January 1, 2003 (the "Employment Agreement"), and

         WHEREAS, the Company and the Executive wish to mutually amend this Employment Agreement,

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt sufficiency of which is hereby acknowledged, the parties agree as follows:

The terms and conditions as set forth below shall amend the Employment
Agreement:

1. Section 4(a) of the Employment Agreement shall be amended to read with the additional language following this subsection:

         The fixed compensation to be paid the Executive, as specified pursuant to this subsection, shall accrue, but payment shall be deferred until such time as the Board of Directors of the Company feel that the Company has sufficient financial resources to pay such fixed compensation.

2. Section 4(b) of the Employment Agreement shall be deleted in its entirety and replaced with the following language:

         The Executive shall also be entitled to three weeks vacation, unlimited sick leave and fringe benefits, (Health Insurance, Disability Insurance, Auto Insurance, unaccountable travel expense allowance of $600.00 per month, a car allowance of $800 per month and an Annual Bonus) in accordance with Company policies and plans in effect, from time to time, for directors of the Company.

3. Section 15 shall be amended to delete the words: ". . . with a copy to counsel to the Company at Muenz & Meritz, P.C., 3 Hughes Place, Dix Hills, New York 11746, Attention: Lawrence A. Muenz, Esq." and replaced with the words: ". .. . with a copy to counsel to the Company at: Meritz & Muenz LLP, 2021 O Street, NW, Washington, DC 20036, Attention: Lawrence A. Muenz, Esq.

4. All other terms of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.


Trey Resources, Inc.                                  Jerome Mahoney


By: _________________                                 By: _________________
    Mark Meller
    President


Date: _______________                                 Date: _______________